SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 5, 1998
                                                 --------------


            MID-ATLANTIC CENTERS LIMITED PARTNERSHIP
  ----------------------------------------------------------
  (Exact name of registrant as specified in its partnership
                           agreement)


      MARYLAND              0-16285             52-1490861
  ---------------         ------------      -------------------
  (State or other         (Commission        (I.R.S. Employer
  jurisdiction of         File Number)      Identification No.)
   incorporation)


    100 Light Street - Baltimore, MD                 21202
------------------------------------------        ----------
 (Address of principal executive offices)       		(Zip Code)


Registrant's telephone number, including area code: (410)539-0000
                                                    -------------

                           Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

ITEM 2.  DISPOSITION OF ASSETS

On June 5, 1998, Mid-Atlantic Centers Limited Partnership (the "Partnership") sold Quality Center Shopping Center, a 62,234 square foot shopping center in Lancaster, Pennsylvania to an unrelated third party, a regional real estate company, for a contract price of $4,480,000. As described in the Partnership's annual report on Form 10-K for the year ended December 31, 1997, the Partnership adopted the liquidation basis of accounting effective December 31, 1997. For financial reporting purposes, in accordance with the liquidation basis of accounting, the carrying value of this property was adjusted at December 31, 1997 and March 31, 1998 to reflect this proposed sale transaction and estimated operating revenues and expenses expected to be recorded in 1998 for the period prior to the sale. As a result, no material adjustment to the financial statements of the Partnership is required at this time to record the sale of Quality Center.

The net proceeds from the sale of Quality Center, after payment of the related mortgage debt and transaction expenses and adjustments of accrued liabilities, prepaid assets, mortgage escrow balances and other customary adjustments approximate the appraised net equity of this center included in the appraised value of the Partnership's portfolio at the end of 1997.

                          SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    	                   MID-ATLANTIC CENTERS LIMITED PARTNERSHIP

	                       By:  Realty Capital IV Limited Partnership,
	                            General Partner

	                       By:  LMRC IV, Inc., General Partner

Date:  June 12, 1998    By:  /s/ Richard J. Himelfarb
	     ---------------        ---------------------------------
	                            Richard J. Himelfarb, President


	                       By:  FW Realty Limited Partnership,
	                            General Partner

	                       By:  FW Corporation, General Partner

Date:  June 12, 1998    By:  /s/ William J. Wolfe
	     ---------------       ---------------------------------
	                           William J. Wolfe, President